Exhibit 99.1

PRESS RELEASE

FINJAN HOLDINGS SUBSIDIARY ISSUED NEW U.S. PATENT

Latest Patent Covers System for Splitting an SSL Connection
Between Gateways to Address Cybersecurity Concerns

NEW YORK, October 23rd, 2013 --- Finjan Holdings, Inc. (OTC MKT: FNJN) (the “Company”) today announced its subsidiary Finjan, Inc. (“Finjan”) has been issued a new U.S. patent (No. 8,566,580) expiring in 2032.  The patent relates to a proprietary system developed by the Company for splitting an SSL connection between two security computers, designed specifically to address network security concerns.

The techniques described in the ‘580 patent secure traffic in an efficient and reliable manner requiring a minimal number of SSL handshakes.  Splitting an SSL connection or ‘split tunneling’ allows a VPN user to access a public network (e.g., the Internet) and a local network simultaneously, utilizing the same physical network connection.  However, split tunneling can also enable users to bypass a company’s gateway level security, which represents a significant network security risk.  The technique covered by the ‘580 patent is intended to address this and other critical cybersecurity issues.

“This patent is the latest in a long line of inventions that Finjan has contributed in the cybersecurity space as a pioneer in developing and patenting technology that proactively detects online threats,” said Finjan’s President, Phil Hartstein.  “Finjan has more than twenty issued US patents covering behavior-based security, intrusion prevention, and access restriction technologies.  The frequency and complexity of cyber-attacks worldwide has made our intellectual property increasingly relevant as we expect to see additional attack vectors and new threats in the future.”

The ‘580 patent is the most recent addition to the Finjan patent portfolio which now exceeds 40 issued and pending patents worldwide.  The Company expects additional patent issuances in both the United States and abroad in the coming months.

Recognized internationally as a pioneer and leader in web and network security, Finjan's decade-long investment in innovation is captured in its patent portfolio, centered around software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis.  Finjan has successfully licensed its patents to five major software and technology companies around the world.

For Additional Information: www.finjan.com

ABOUT FINJAN:

Finjan is a leading online security and technology company which owns a portfolio of patents, related to software that proactively detects malicious code and thereby protects end-users from identity and data theft, spyware, malware, phishing, trojans and other online threats.  Founded in 1997, Finjan is one of the first companies to develop and patent technology and software that is capable of detecting previously unknown and emerging threats on a real-time, behavior-based basis, in contrast to signature-based methods of intercepting only known threats to computers, which were previously standard in the online security industry.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of the Company and its affiliates and subsidiaries and their respective management teams. These statements may be identified by the use of words like “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “will”, “should”, “seek” and similar expressions and include any projections or estimates set forth herein. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, without limitation, those detailed in our filings with the Securities and Exchange Commission (“SEC”). Neither the Company nor any of its affiliates undertakes any obligation to update and forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

The Company will continue to file annual, quarterly and current reports, proxy statements and other information with the SEC. The filings with the SEC will contain important information regarding the Company, its business, financial condition, results of operations and prospects.  One should assume that information contained in any of the filings with the SEC is only accurate as of the date specified in such filings.  The business, financial condition, results of operations and prospects may have changed materially since any such date. One is advised to carefully review the “Risk Factors” set forth in the Current Report on Form 8-K filed with the SEC on June 3rd, 2013.

Contact:

Media and Press Relations
Scott Eckstein
MWW Group
Telephone: (212) 827-3766
Email: seckstein@mww.com

Company Investor Relations
Joshua Weisbord
Finjan Holdings, Inc.
Telephone: (646) 568-3313
Email: joshua@finjan.com